      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 2003
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                                                                     HARTFORD CAPITAL IV
                                                                                      HARTFORD CAPITAL V
          THE HARTFORD FINANCIAL SERVICES GROUP, INC.                                HARTFORD CAPITAL VI
     (Exact name of registrant as specified in its charter)         (Exact name of registrant as specified in its charter)

                            DELAWARE                                                       DELAWARE
                (State or other jurisdiction of                                (State or other jurisdiction of
                 incorporation or organization)                      incorporation or organization of each registration)
                           13-3317783                                               (Hartford Capital IV)
            (I.R.S. Employer Identification Number)                                       06-6431736
                                                                                     (Hartford Capital V)
                                                                                          33-6318394
                                                                                    (Hartford Capital VI)
                                                                                          82-6097264
                                                                           (I.R.S. Employer Identification Numbers)

                                                                       C/O THE HARTFORD FINANCIAL SERVICES GROUP, INC.
                         HARTFORD PLAZA                                                 HARTFORD PLAZA
                  HARTFORD, CONNECTICUT 06115                                    HARTFORD, CONNECTICUT 06115
                         (860) 547-5000                                                 (860) 547-5000
      (Address, including zip code, and telephone number,            (Address, including zip code, and telephone number,
    including area code, of Registrants' principal executive       including area code, of Registrants' principal executive
                            offices)                                                       offices)

                                            PLEASE ADDRESS A COPY OF ALL COMMUNICATIONS TO:

                          NEAL S. WOLIN                                                  ALAN H. PALEY
          EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL                                DEBEVOISE & PLIMPTON
           THE HARTFORD FINANCIAL SERVICES GROUP, INC.                                  919 THIRD AVENUE
                         HARTFORD PLAZA                                             NEW YORK, NEW YORK 10022
                   HARTFORD, CONNECTICUT 06115                                           (212) 909-6000
                         (860) 547-5000
    (Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

                                ----------------

APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: Immediately after this Registration Statement becomes effective.

                                ----------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-103915

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                             PROPOSED MAXIMUM             AMOUNT OF
                         TITLE OF EACH CLASS OF                             AGGREGATE OFFERING          REGISTRATION
                      SECURITIES TO BE REGISTERED                                PRICE(1)                  FEE(2)
                      ---------------------------                         ---------------------         -------------
Common Stock of The Hartford Financial Services Group, Inc., par value
$.01 per share(3).................................................
Debt Securities of The Hartford Financial Services Group, Inc.(4).
Preferred Stock of The Hartford Financial Services Group, Inc., par
value $.01 per share(5)...........................................
Depositary Shares of The Hartford Financial Services Group, Inc.(6)
Warrants of The Hartford Financial Services Group, Inc.(7)........
Stock Purchase Contracts of The Hartford Financial Services Group,
Inc.(8)...........................................................
Stock Purchase Units of The Hartford Financial Services Group, Inc.(9)
Junior Subordinated Deferrable Interest Debentures of The Hartford
Financial Services Group, Inc.(10)................................
Preferred Securities of Hartford Capital IV(11)...................
Preferred Securities of Hartford Capital V(11)....................
Preferred Securities of Hartford Capital VI(11)...................
Guarantees with respect to Preferred Securities of Hartford Capital IV,
Hartford Capital V and Hartford Capital VI by
  The Hartford Financial Services Group, Inc.(12).................
  Total...........................................................        $308,156,496 (13)(14)          $24,929.86

                                                        (continued on next page)

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.

(2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933.

(3) Includes Series A Participating Cumulative Preferred Stock Purchase Rights. Prior to the occurrence of certain events, such Rights will not be exercisable or evidenced separately from the Common Stock. Subject to note (13) below, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold from time to time by The Hartford Financial Services Group, Inc., including sales upon the exercise of Warrants or delivery upon settlement of Stock Purchase Contracts. Also includes such indeterminate number of shares of Common Stock as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Common Stock.

(4) Subject to note (13) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold from time to time by The Hartford Financial Services Group, Inc., including sales upon the exercise of Warrants or delivery upon settlement of Stock Purchase Contracts. Also includes such indeterminate principal amount of Debt Securities as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Debt Securities.

(5) Subject to note (13) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold from time to time by The Hartford Financial Services Group, Inc., including sales upon the exercise of Warrants or delivery upon settlement of Stock Purchase Contracts. Also includes such indeterminate number of shares of Preferred Stock as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Preferred Stock.

(6) Subject to note (13) below, there is being registered hereunder an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event The Hartford Financial Services Group, Inc. elects to offer to the public fractional interests in Debt Securities or shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and Debt Securities or shares of Preferred Stock, as the case may be, will be issued to the Depositary under the Deposit Agreement. No separate consideration will be received for the Depositary Shares.

(7) Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of Warrants as may be sold from time to time by The Hartford Financial Services Group, Inc., representing rights to purchase Debt Securities, Preferred Stock or Common Stock. Warrants may be sold separately or with Debt Securities, Preferred Stock or Common Stock or other securities registered hereunder.

(8) Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of Stock Purchase Contracts as may be sold from time to time by The Hartford Financial Services Group, Inc., representing rights to purchase Preferred Stock, Common Stock or other property.

(9) Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of Stock Purchase Units as may be sold from time to time by The Hartford Financial Services Group, Inc., representing ownership of Stock Purchase Contracts and Debt Securities, Depositary Shares representing fractional interests in Debt Securities or shares of Preferred Stock or debt obligations of third parties, including U.S. Treasury Securities, or Preferred Securities of Hartford Capital IV, Hartford Capital V or Hartford Capital VI.

(10) Subject to note (13) below, there is being registered hereunder an indeterminate number of Junior Subordinated Deferrable Interest Debentures as may be sold from time to time by The Hartford Financial Services Group, Inc.

(11) Subject to note (13) below, there is being registered hereunder an indeterminate number of Preferred Securities as may be sold severally from time to time by Hartford Capital IV, Hartford Capital V and Hartford Capital VI.

(12) This registration statement is deemed to include the obligations of The Hartford Financial Services Group, Inc. under the Junior Subordinated Deferrable Interest Debentures, the related Indenture, the Trust Agreements, the Preferred Securities, the Guarantees and the Expense Agreements as described in the Registration Statement.

(13) This registration statement and the Registration Statement of The Hartford Financial Services Group, Inc., Hartford Capital IV, Hartford Capital V and Hartford Capital VI (Registration No. 333-103915) incorporated by reference into this registration statement, together relate to $2,894,719,200 of securities. Such amount represents the principal amount of any Debt Securities or Junior Subordinated Deferrable Interest Debentures issued at their principal amount, the issue price rather than the principal amount of any Debt Securities or Junior Subordinated Deferrable Interest Debentures issued at an original issue discount, the liquidation preference of any Preferred Stock, the amount computed pursuant to Rule 457(c) for any Common Stock, the issue price of any Warrants, the exercise price of any Offered Securities issuable upon the exercise of Warrants and the initial public offering price of any Preferred Securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(14) No separate consideration will be received for the Debt Securities, Preferred Stock, Common Stock or the Depositary Shares issuable upon conversion of or in exchange for any securities registered hereunder that provide for conversion or exchange into such securities. No separate consideration will be received for any Junior Subordinated Deferrable Interest Debentures if issued to evidence a loan by Hartford Capital IV, Hartford Capital V or Hartford Capital VI to The Hartford Financial Services Group, Inc., or for any related Guarantee or Expense Agreement.

                                ----------------

         THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

                                EXPLANATORY NOTE

         This Registration Statement is being filed by The Hartford Financial Services Group, Inc., Hartford Capital IV, Hartford Capital V and Hartford Capital VI (together, the "Registrants") pursuant to Rule 462(b) and General Instruction IV of Form S-3, both under the Securities Act of 1933, as amended, and includes the Registration Statement facing page, this page, the signature page, an exhibit index and an accountants' consent. The Registrants hereby incorporate by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (Registration No. 333-103915), as amended (including the exhibits thereto), declared effective on April 10, 2003 by the Securities and Exchange Commission.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, The Hartford Financial Services Group, Inc. (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 19th day of May, 2003.

                                The Hartford Financial Services Group, Inc.

                                By:   /s/ Neal S. Wolin
                                      -------------------------------------
                                      Name:   Neal S. Wolin
                                      Title:  Executive Vice President and
                                              General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                               TITLE                             DATE
               ---------                               -----                             ----


             *                              Chairman, President, Chief               May 19, 2003
----------------------------              Executive Officer and Director
         Ramani Ayer                      (Principal Executive Officer)

             *                              Executive Vice President and             May 19, 2003
----------------------------                        Director
       Thomas M. Marra

             *                              Executive Vice President and             May 19, 2003
----------------------------                        Director
       David K. Zwiener

             *                               Executive Vice President and
----------------------------                    Chief Financial Officer              May 19, 2003
       David M. Johnson                     (Principal Financial Officer)

             *                                 Senior Vice President and             May 19, 2003
----------------------------                         Controller
       Robert J. Price                      (Principal Accounting Officer)

             *                                       Director                        May 19, 2003
---------------------------
      Rand V. Araskog

             *                                       Director                        May 19, 2003
--------------------------
      Donald R. Frahm

             *                                       Director                        May 19, 2003
--------------------------
   Edward J. Kelly, III

             *                                       Director                        May 19, 2003
--------------------------
     Paul G. Kirk, Jr.

             *                                       Director                        May 19, 2003
--------------------------
    Robert W. Selander

             *                                       Director                        May 19, 2003
--------------------------
   Charles B. Strauss

             *                                       Director                        May 19, 2003
--------------------------
   H. Patrick Swygert

             *                                       Director                        May 19, 2003
--------------------------
    Gordon I. Ulmer

*By:   /s/ Neal S. Wolin
-----------------------------
           As Attorney-in-Fact


                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, Hartford Capital IV (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 19th day of May, 2003.

                             HARTFORD CAPITAL IV

                             By: THE HARTFORD FINANCIAL SERVICES GROUP, INC., as Depositor

                             By:  /s/ Neal S. Wolin
                                  --------------------------------------------
                                  Name:   Neal S. Wolin
                                  Title:  Executive Vice President and
                                          General Counsel

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, Hartford Capital V (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 19th day of May, 2003.

                             HARTFORD CAPITAL V

                             By: THE HARTFORD FINANCIAL SERVICES GROUP, INC., as Depositor

                             By:  /s/ Neal S. Wolin
                                  --------------------------------------------
                                  Name:   Neal S. Wolin
                                  Title:  Executive Vice President and
                                          General Counsel

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, Hartford Capital VI (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 19th day of May, 2003.

                             HARTFORD CAPITAL VI

                             By: THE HARTFORD FINANCIAL SERVICES GROUP, INC., as Depositor

                             By:  /s/ Neal S. Wolin
                                  --------------------------------------------
                                  Name:   Neal S. Wolin
                                  Title:  Executive Vice President and
                                          General Counsel

                                  EXHIBIT INDEX

EXHIBIT NO.                         DESCRIPTION
----------       ---------------------------------------------------------------------
5.1              Opinion of Debevoise & Plimpton (incorporated by reference to Exhibit
                 5.01 to the Registration Statement on Form S-3 (Registration No.
                 333-103915) of The Hartford Financial Services Group, Inc., Hartford
                 Capital IV, Hartford Capital V and Hartford Capital VI (together, the
                 "Registrants").

5.2              Opinion of Richards, Layton & Finger, P.A. special Delaware counsel, relating to the legality of the Preferred Securities of Hartford
                 Capital IV (incorporated by reference to Exhibit 5.02 to the
                 Registration Statement on Form S-3 (Registration No. 333-103915) of the
                 Registrants).

5.3              Opinion of Richards, Layton & Finger, P.A. special Delaware counsel, relating to the legality of the Preferred Securities of Hartford
                 Capital V (incorporated by reference to Exhibit 5.03 to the
                 Registration Statement on Form S-3 (Registration No. 333-103915) of the
                 Registrants).

5.4              Opinion of Richards, Layton & Finger, P.A. special Delaware counsel, relating to the legality of the Preferred Securities of Hartford
                 Capital VI (incorporated by reference to Exhibit 5.04 to the
                 Registration Statement on Form S-3 (Registration No. 333-103915) of the
                 Registrants).

15.1 Letter from Deloitte & Touche LLP re unaudited interim financial information.

23.1             Consent of Deloitte & Touche LLP.

23.2             Consent of Debevoise & Plimpton (included in Exhibit 5.1).

23.3             Consent of Richards, Layton & Finger, P.A. special Delaware counsel
                 (included in Exhibits 5.2, 5.3 and 5.4).

24               Powers of Attorney (incorporated by reference to Exhibit 24.01 to the
                 Registration Statement on Form S-3 (Registration No. 333-103915) of the
                 Registrants).